As filed with the Securities and Exchange Commission on June 20, 2018.

Registration No. 333-225226

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SOLIGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	41-1505029
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

(609) 538-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Schaber, Ph.D.

President and Chief Executive Officer

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

(609) 538-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to
Driscoll R. Ugarte, Esq. Duane Morris LLP Boca Center Tower II 5100 Town Center Circle Suite 650 Boca Raton, Florida 33486 (561) 962-2100	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-225226) (the “Registration Statement”) of Soligenix, Inc. is to file Exhibit 4.8 as indicated in Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of this Registration Statement or Items 13, 14, 15 or 17 of Part II of this Registration Statement. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note and Part II of the Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the registration statement. All of the amounts shown are estimated except for the SEC registration fee.

SEC registration fee	$2,209.64
FINRA filing fee	$3,162.20
Legal fees and expenses	$168,000
Accounting fees and expenses	$25,000
Miscellaneous	$48,628.16

TOTAL	$247,000

ITEM 14. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

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Section 102(b)(7) of the Delaware General Corporation Law grants the Company the power to limit the personal liability of its directors to the Company or its stockholders for monetary damages for breach of a fiduciary duty. Article X of the Company’s Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Company as follows:

“A Director of the Corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a Director; provided, however, this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Article VIII of the Company’s Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

The Company has a directors’ and officers’ liability insurance policy.

The above discussion is qualified in its entirety by reference to the Company’s Certificate of Incorporation and Bylaws.

ITEM 15. Recent Sales of Unregistered Securities.

On November 18, 2013, the Company entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Pursuant to the terms of the agreement, the Company may require Lincoln Park to purchase between 7,500 and 10,000 shares of common stock depending on certain conditions, up to a total of $10,600,000 over approximately a 36-month period. The purchase price of the shares of common stock will be based on the market price of our common stock immediately preceding the time of sale as computed under the purchase agreement without any fixed discount. The Company does not have the right to require Lincoln Park to purchase shares of common stock in the event that the price of the common stock is less than $10.00 per share.

Pursuant to the purchase agreement, the Company issued to Lincoln Park 9,766 shares of common stock as a partial commitment fee, and 28,572 shares of common stock for an aggregate price of $600,000. From November 2013 through the expiration of the agreement in January 2017, the Company sold Lincoln Park 155,930 more shares of common stock for an aggregate price of approximately $1.9 million and issued to Lincoln Park 2,693 additional shares of common stock as a commitment fee. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Lincoln Park represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; is knowledgeable, sophisticated and experienced in making investment decisions of this kind; and received adequate information about the Company or had adequate access to information about the Company.

On March 22, 2016, the Company entered into a purchase agreement with Lincoln Park. Pursuant to the terms of the agreement, the Company may require Lincoln Park to purchase up to a total of $12 million worth of common stock over approximately a 36-month period. The purchase price of the shares of common stock will be based on the market price of our common stock immediately preceding the time of sale as computed under the purchase agreement without any fixed discount. The Company does not have the right to require Lincoln Park to purchase shares of common stock in the event that such sale would result in Lincoln Park’s beneficial ownership exceeding 4.99% of the then outstanding shares of the Company’s common stock.

Pursuant to the purchase agreement, the Company issued to Lincoln Park 10,000 shares of common stock as a partial commitment fee. From March 2016 through June 14, 2018, the Company has sold Lincoln Park 330,000 shares of common stock for an aggregate price of approximately $1.9 million and issued to Lincoln Park 7,778 additional shares of common stock as a commitment fee. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Lincoln Park represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; is knowledgeable, sophisticated and experienced in making investment decisions of this kind; and received adequate information about the Company or had adequate access to information about the Company.

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On May 31, 2016, the Company issued 5,000 shares of its common stock to a consultant as consideration for services rendered. The per share closing price of the Company’s common stock on May 31, 2016 was $7.30. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The consultant is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the consultant’s business relationship with the Company, to information about the Company.

On August 29, 2016, the Company issued 2,500 shares of its common stock to a vendor as partial consideration for services rendered. The per share closing price of the Company’s common stock on August 29, 2016 was $6.40. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The consultant is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about us or had adequate access, including through the consultant’s business relationship with us, to information about us.

On September 9, 2016, the Company and SciClone Pharmaceuticals, Inc. (“SciClone”) entered into an exclusive license agreement, pursuant to which the Company granted rights to SciClone to develop, promote, market, distribute and sell SGX942 in the People’s Republic of China, including Hong Kong and Macau, as well as Taiwan, South Korea and Vietnam. Under the terms of the license agreement, SciClone will be responsible for all aspects of development, product registration and commercialization in the territory, having access to data generated by the Company. In exchange for exclusive rights, SciClone will pay to the Company royalties on net sales, and the Company will supply commercial drug product to SciClone on a cost-plus basis, while maintaining worldwide manufacturing rights.

In connection with the execution of the license agreement, the Company entered into a common stock purchase agreement with SciClone pursuant to which the Company sold 352,942 shares of the Company’s common stock, to SciClone for approximately $8.50 per share, for an aggregate price of $3,000,000. As additional consideration for expanded territorial rights in South Korea, Taiwan and Vietnam, SciClone agreed to purchase the shares of the Company’s common stock at a premium above the current market price, with the purchase price being equal to one hundred thirty-five percent (135%) of the average trading price of the common stock over the ten trading days prior to September 9, 2016. As part of the transaction, the Company granted SciClone certain demand registration rights, and SciClone agreed, subject to certain exceptions, not to pledge, sell or otherwise transfer or dispose of, or enter into any swap or other arrangement that transfers any of the economic consequences of ownership of, the shares purchased for at least one year from September 9, 2016. The sale of securities pursuant to the purchase agreement was exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. SciClone represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On January 3, 2017, the Company issued 2,500 shares of its common stock to a vendor for partial consideration for services performed. The per share closing price of the Company’s common stock on January 3, 2017 was $2.37. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The consultant is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about us or had adequate access, including through the consultant’s business relationship with us, to information about us.

On October 31, 2017, the Company entered into a securities purchase agreement, pursuant to which the Company issued to six accredited investors an aggregate of 982,000 shares of the Company’s common stock for an aggregate price of $1,964,000. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. Each of the purchasers represented that (i) it is an “accredited investor,” as defined in Regulation D, (ii) is acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, (iii) it is not purchasing the shares as a result of any registration statement that may have been filed by the Company and (iv) it has a substantive, pre-existing relationship with the Company and/or the placement agent outside of any public offering effort on behalf of the Company.

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ITEM 16. Exhibits and Financial Statement Schedules.

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger, dated May 10, 2006 by and among the Company, Corporate Technology Development, Inc., Enteron Pharmaceuticals, Inc. and CTD Acquisition, Inc. (incorporated by reference to Exhibit 2.1 included in our Registration Statement on Form SB-2 (File No. 333-133975) filed on May 10, 2006).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2012).

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 included in our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003).

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2016).

3.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on October 7, 2016).

3.5	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 14, 2017).

4.1	Form of Common Stock Purchase Warrant issued to each investor in the June 2013 registered public offering (incorporated by reference to Exhibit 10.3 included in our current report on Form 8-K filed on June 24, 2013).

4.2	Form of Warrant issued to Maxim Group LLC (incorporated by reference to Exhibit 10.4 included in our current report on Form 8-K filed on June 24, 2013).

4.3	Form of Warrant to Purchase Common Stock issued to each investor in the December 2014 registered public offering (incorporated by reference to Exhibit 4.12 included in our Registration Statement on Form S-1 (File No. 333-199761) filed on December 17, 2014).

4.4	Form of Warrant to Purchase Common Stock issued to Roth Capital Partners, LLC (incorporated by reference to Exhibit 4.13 included in our Registration Statement on Form S-1 (File No. 333-199761) filed on December 17, 2014).

4.5	Warrant Agency Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on December 16, 2016).

4.6	Representative’s Warrant (incorporated by reference to Exhibit 4.15 included in our Registration Statement on Form S-1 (File No. 333-214038) filed on November 14, 2016).

4.7	Form of Warrant to be issued to Aegis Capital Corp. (incorporated by reference to Exhibit 4.1 included in our current report on Form 8-K filed on October 31, 2017).

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4.8	Form of Warrant to be issued to each investor.**

4.9	Form of Representative’s Warrant.*

5.1	Opinion of Duane Morris LLP.*

10.1	License Agreement between the Company and the University of Texas Southwestern Medical Center (incorporated by reference to Exhibit 10.9 included in our Annual Report on Form 10-KSB filed March 30, 2004, as amended, for the fiscal year ended December 31, 2004).

10.2	2005 Equity Incentive Plan, as amended on September 25, 2013 (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on September 30, 2013).***

10.3	Form S-8 Registration of Stock Options Plan dated December 30, 2005 (incorporated by reference to our registration statement on Form S-8 filed on December 30, 2005).

10.4	Letter of Intent dated January 3, 2007 by and between the Company and Sigma-Tau Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on January 4, 2007).

10.5	Employment Agreement dated December 27, 2007, between Christopher J. Schaber, PhD and the Company (incorporated by reference to Exhibit 10.30 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008).***

10.6	Exclusive License Agreement dated November 24, 1998, between Enteron Pharmaceuticals, Inc. and George B. McDonald, MD and amendments (incorporated by reference to Exhibit 10.42 included in our Registration Statement on Form S-1 (File No. 333-157322) filed on February 13, 2009).

10.7	Collaboration and Supply Agreement dated February 11, 2009, between the Company and Sigma-Tau Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.43 included in our Registration Statement on Form S-1 (File No. 333-157322) filed on February 13, 2009). †

10.9	First Amendment to Employment Agreement dated as of July 12, 2011, between the Company and Christopher J. Schaber, PhD (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on July 14, 2011).***

10.10	Amendment to the Collaboration and Supply Agreement dated July 26, 2011, between Sigma-Tau Pharmaceuticals, Inc. and the Company (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on July 28, 2011).

10.11	Amendment to the Exclusive License Agreement dated as of July 26, 2011, between George McDonald, MD and the Company (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on July 28, 2011).

10.12	Amendment No. 2 to the Collaboration and Supply Agreement between the Company, Enteron and Sigma-Tau dated as of December 20, 2012 (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on December 27, 2012). †

10.13	Amendment to Exclusive License Agreement dated as of December 20, 2012 between Enteron and McDonald (incorporated by reference to Exhibit 10.4 of our current report on Form 8-K filed on December 27, 2012).

10.14	Amendment to Consulting Agreement dated as of December 20, 2012 between Enteron and McDonald (incorporated by reference to Exhibit 10.5 of our current report on Form 8-K filed on December 27, 2012).

10.15	Contract HHSO100201300023C dated September 18, 2013 between the Company and the U.S. Department of Health and Human Services Biomedical Advanced Research and Development Authority (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 24, 2013). †

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10.16	Contract HHSN272201300030C dated September 24, 2013 by and between the Company and the National Institutes of Health (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 30, 2013). †

10.17	Purchase Agreement dated as of November 18, 2013 between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on November 21, 2013).

10.18	Registration Rights Agreement dated as of November 18, 2013 between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on November 21, 2013)

10.19	Employment Agreement dated as of January 6, 2014 between the Company and Richard Straube, M.D. (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on January 8, 2014). ***

10.20	Asset Purchase Agreement dated September 3, 2014 between the Company and Hy Biopharma, Inc. (incorporated by reference to Exhibit 10.1 of our current report on Form 8-k filed on September 5, 2014). †

10.21	Registration Rights Agreement dated September 3, 2014 between the Company and Hy Biopharma, Inc. (incorporated by reference to Exhibit 10.2 of our current report on Form 8-k filed on September 5, 2014).

10.22	Contract HHSN272201400039C dated September 17, 2014 by and between the Company and the National Institutes of Health (incorporated by reference to Exhibit 10.1 of our current report on Form 8-k filed on September 23, 2014).†

10.23	Lease Agreement dated February 7, 2012 between the Company and CPP II, LLC (incorporated by reference to Exhibit 10.40 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012).

10.24	First Extension and Expansion to Lease dated November 21, 2014, between the Company and CPP II, LLC (incorporated by reference to Exhibit 10.42 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

10.25	2015 Equity Incentive Plan, as amended on June 9, 2015 (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on June 19, 2015).

10.26	Form of Equity Purchase Agreement dated as of July 29, 2015 between the Company and Kodiak Capital Group, LLC, Kingsbrook Opportunities Master Fund LP and River North Equity, LLC (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on July 31, 2015).

10.27	Form of Registration Rights Agreement dated as of July 29, 2015 between the Company and Kodiak Capital Group, LLC, Kingsbrook Opportunities Master Fund LP and River North Equity, LLC (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on July 31, 2015).

10.28	Form of Promissory Note dated as of July 29, 2015 made by the Company in favor of Kodiak Capital Group, LLC, Kingsbrook Opportunities Master Fund LP and River North Equity, LLC (incorporated by reference to Exhibit 10.3 of our current report on Form 8-K filed on July 31, 2015).

10.29	Purchase Agreement dated as of March 22, 2016 between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.31 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015).

10.30	Registration Rights Agreement dated as of March 22, 2016 between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.32 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015).

10.31	Employment Agreement dated as of June 16, 2016 between the Company and Karen R. Krumeich (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on June 22, 2016).

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10.32	Common Stock Purchase Agreement dated September 9, 2016 between the Company and SciClone Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 12, 2016).

10.33	Form of Warrant to be issued to Aegis Capital Corp. (incorporated by reference to Exhibit 4.1 included in our current report on Form 8-K filed on October 31, 2017).

10.34	At Market Issuance Sales Agreement dated August 11, 2017 between Soligenix, Inc. and FBR Capital Markets & Co. (incorporated by reference to Exhibit 1.1 included in our Quarter Report on Form 10-Q for the fiscal quarter ended June 30, 2017).

10.35	Form of Public Offering Securities Purchase Agreement dated October 31, 2017 (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on October 31, 2017).

10.36	Form of Private Placement Securities Purchase Agreement dated October 31, 2017 (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on October 31, 2017).

10.37	Form of Registration Rights Agreement dated October 31, 2017 (incorporated by reference to Exhibit 10.3 included in our current report on Form 8-K filed on October 31, 2017).

21.1	Subsidiaries of the Company. *

23.1	Consent of EisnerAmper LLP. *

23.2	Consent of Duane Morris LLP (contained in the opinion filed as Exhibit 5.1 hereto).*

24.1	Power of Attorney (found on signature page).

* ** ***	Previously Filed. Filed herewith. Indicates management contract or compensatory plan.
†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 20th day of June, 2018.

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Christopher J. Schaber	Chairman, President and Chief Executive Officer	June 20, 2018
	Christopher J. Schaber, PhD	(Principal Executive Officer)

By:	*	Director	June 20, 2018
Keith L. Brownlie, CPA

By:	*	Director	June 20, 2018
Marco M. Brughera, DVM

By:	*	Director	June 20, 2018
Gregg A. Lapointe, CPA

By:	*	Director	June 20, 2018
Robert J. Rubin, MD

By:	*	Director	June 20, 2018
Jerome Zeldis, MD, PhD

By:	/s/ Karen R. Krumeich	Senior Vice President and Chief Financial Officer	June 20, 2018
	Karen R. Krumeich	(Principal Financial and Accounting Officer)

*By:	/s/ Karen R. Krumeich
Karen R. Krumeich
Attorney-in-Fact

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